EXHIBIT 23


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports, included or incorporated by reference in this Form 10-K, into the Company's previously filed registration statements on Form S-8, Registration No. 2-80182, Form S-8, Registration No. 33-25331, Form S-8, Registration
No. 33-55768, Form S-8, Registration No. 33-55766 and Form S-3, Registration No. 33-61854, including the prospectuses therein, relating to the company's Stock Option Plan of 1982, Stock Option and Incentive Plan of 1988, Stock Option and Incentive Plan of 1992, Directors Stock Incentive Plan and the Dividend Reinvestment and Stock Purchase Plan (as amended). It should be noted that we have not audited any financial statements of the Company subsequent to June 30, 1994 or performed any audit procedures subsequent to the date of our report.


                                                       ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania
September 21, 1994